EXHIBIT 99.1

CONTACT:  William Johnson, President/CEO

FOR IMMEDIATE RELEASE

November 23, 2010

DECORATOR INDUSTRIES ANNOUNCES AMEX NOTIFICATION OF NON-COMPLIANCE; DISCUSSIONS WITH LENDER;  INTENT TO DELIST AND DEREGISTER COMMON STOCK

Decorator Industries, Inc. (AMEX-DII), a leading supplier of interior furnishings for the hospitality, manufactured housing (“MH”) and recreational vehicle (“RV”) industries, announced that NYSE/AMEX has notified the Company that it may halt trading in the Company’s common stock as a result of the Company’s failure to file financial information as of and for its third fiscal quarter ended October 2, 2010.

The Company delayed the filing because it was in discussions with its lender, Wells Fargo Bank, N.A., regarding the Company’s credit agreement and outstanding indebtedness. Today the Company has reached an agreement in principle with Wells Fargo.

The Company also announced that, as a cost-saving matter, it intends to delist its common stock from AMEX and deregister its common stock under the Securities Exchange Act of 1934.

STATEMENTS CONTAINED IN THIS RELEASE THAT ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS THAT COULD DIFFER MATERIALLY FROM ACTUAL RESULTS.  PRIMARY FACTORS THAT COULD CAUSE ACTUAL RESULTS TO MATERIALLY DIFFER FROM THOSE IN THE FORWARD-LOOKING STATEMENTS ARE THE COMPANY’S ABILITY TO SUCCESSFULLY RENEGOTIATE OR REPLACE ITS LINE-OF-CREDIT, THE COMPANY’S ABILITY TO DELIST AND DEREGISTER ITS COMMON STOCK AND OTHER FACTORS.

DECORATOR INDUSTRIES, INC., FOUNDED IN 1953, DESIGNS MANUFACTURES AND SELLS INTERIOR FURNISHING PRODUCTS, PRINCIPALLY DRAPERIES, CURTAINS, SHADES, BLINDS, VALANCE BOARDS,  BEDSPREADS, COMFORTERS,  PILLOWS, CUSHIONS AND TRAILER TENTS.  DECORATOR IS A LEADING SUPPLIER TO THE MANUFACTURED HOUSING AND RECREATIONAL VEHICLE MARKETS AND IS A GROWING SUPPLIER TO THE LODGING INDUSTRY.